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                                                                    EXHIBIT 32.1

                 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
     CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-QSB of Mobile Nation, Inc. (the "Company") for the quarterly period ended September 30, 2007 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: November 1, 2007                      By: /s/ Rex Morden
                                                 --------------
                                                 Rex A. Morden
                                                 Chief Executive Officer
                                                 (principal executive officer)


Dated: November 1, 2007                      By: /s/ Chancey White
                                                 -----------------
                                                 Chancey
                                                 Secretary, Director
                                                 (principal accounting officer)